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                                                                    EXHIBIT 99.1

PRESS RELEASE

            PRIME HOSPITALITY ENTERS INTO MEMORANDUM OF UNDERSTANDING
                        TO SETTLE STOCKHOLDER LITIGATION

Fairfield, New Jersey - September 24, 2004 - Prime Hospitality Corp. (the "Company") announced today that the Company and the other defendants have entered into a memorandum of understanding to settle the purported class action litigation brought in connection with the Company's acquisition by BREP IV Hotels Holding L.L.C., an affiliate of The Blackstone Group ("Blackstone"). The litigation was brought in the Court of Chancery of the State of Delaware, New Castle County, against the Company, the Company's directors and Blackstone.

The settlement will not affect the amount of merger consideration to be paid in the merger or any other terms of the merger.

In connection with the settlement, the Company has agreed to make certain additional disclosures to its stockholders, which will be included in a proxy statement supplement that will be mailed to stockholders of the Company. Subject to the completion of certain confirmatory discovery by counsel to the plaintiffs, the memorandum of understanding contemplates that the parties will enter into a settlement agreement. The settlement agreement will be subject to customary conditions including court approval following notice to the stockholders of the Company and consummation of the merger. In the event that the parties enter into a settlement agreement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the actions being settled, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith.

The defendants deny the allegations made in the purported class action litigation and have agreed to settle the litigation to avoid the burden and expense of further litigation and to avoid the risk of delaying the merger.

About Prime Hospitality Corp.

Prime Hospitality Corp., one of the nation's premiere lodging companies, owns, manages, develops and franchises more than 250 hotels throughout North America. The Company owns and operates three proprietary brands, AmeriSuites(R) (all suites), PRIME Hotels & Resorts(R) (full-service) and Wellesley Inns & Suites(R) (limited service). Also within Prime's portfolio are owned and/or managed hotels operated under franchise agreements with national hotel chains including Hilton, Sheraton, Hampton, and Holiday Inn. Prime can be accessed over the Internet at http://www.primehospitality.com.

About The Blackstone Group

The Blackstone Group, a private investment firm with offices in New York, London and Hamburg, was founded in 1985. Blackstone's Real Estate Group has raised five funds, representing over $6 billion in total equity, and has a long track record of investing in hotels and other commercial properties. In addition to Real Estate, The Blackstone Group's core businesses include, Private Equity, Corporate Debt Investing, Marketable Alternative Asset Management, Mergers and Acquisitions Advisory, and Restructuring and Reorganization Advisory. The Blackstone Group can be accessed on the Internet at http://www.blackstone.com.
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Certain statements and information included in this press release constitute
"forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's SEC filings.

In connection with the proposed merger, the Company has filed a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company at the Securities and Exchange Commission's website at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company,
Attention: Investor Relations, 690 Route 46 East, Fairfield, New Jersey 07004, with a copy to the attention of the Company's Secretary and General Counsel, Joseph B. Bernardino, Esq., or by telephone at (973) 882-1010.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.

CONTACTS:

Prime Hospitality Corp.
Rich Szymankski (973) 808-7751

The Blackstone Group
John Ford (212) 583-5559